SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                     ----------------------------------

                                   FORM S-8
                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933
                     ----------------------------------


                                 HASBRO, INC.
              --------------------------------------------------
              (Exact name of issuer as specified in its charter)

          Rhode Island                             05-0155090
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(State or other jurisdiction of        (I.R.S. Employer Identification No.)
 incorporation or organization)

       1027 Newport Avenue
     Pawtucket, Rhode Island                          02862
-------------------------------        ------------------------------------
     (Address of Principal                          (Zip Code)
      Executive Offices)


                      HASBRO, INC. STOCK OPTION PLAN FOR
                          NON-EMPLOYEE DIRECTORS AND
                 HASBRO, INC. STOCK INCENTIVE PERFORMANCE PLAN
              --------------------------------------------------
                            (Full title of plans)


                           PHILLIP H. WALDOKS, ESQ.
                Senior Vice President--Corporate Legal Affairs
                                  Hasbro, Inc.
                              32 West 23rd Street
                           New York, New York 10010
              --------------------------------------------------
                    (Name and address of agent for service)

                                 (212) 645-2400
              --------------------------------------------------
                     Telephone number, including area code
                              of agent for service


                        Calculation of Registration Fee
                        -------------------------------
Title of                                        Proposed
Securities    Amount        Proposed            maximum aggre-    Amount of
to be         to be         maximum offer-      gate offering     registra-
registered    registered    ing per unit (1)    price  (1)        tion fee
----------    ----------    ----------------    --------------    ---------
Common        4,450,000
stock         shares (2)    $33.125             $147,406,250      $50,829.74

------------------------
(1)  Estimated solely for purposes of determining the registration fee.
(2) Of this amount, 150,000 shares are to be registered with respect to the Hasbro, Inc. Stock Option Plan for Non-Employee Directors and 4,300,000 shares are to be registered with respect to the Hasbro, Inc. Stock Incentive Performance Plan.


                                  PART II

Item 3.  Information Required in the Registration Statement

     The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated in this Registration Statement by reference and shall be deemed a part hereof:

          (a) The Annual Report on Form 10-K for the fiscal year ended December 25, 1994 of Hasbro, Inc. (the "Corporation" or the "Registrant");

          (b) The Corporation's Quarterly Report on Form 10-Q for the fiscal quarter ended April 2, 1995;

          (c) The Corporation's Current Reports on Form 8-K dated February 9, 1995 and April 20, 1995;

          (d) The description of the Corporation's common stock, par value $.50 per share (the "Common Stock") which is contained in the Corporation's Registration Statement on Form 8-A, dated June 25, 1971, as amended by amendments thereto on Form 8, dated September 13, 1983, April 2, 1985 and January 11, 1993;

     All documents subsequently filed by the Corporation pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

Item 4.  Description of Securities

     Not applicable


Item 5.  Interests of Named Experts and Counsel

     Legal matters in connection with the Common Stock to be issued pursuant to the Hasbro, Inc. Stock Option Plan For Non-Employee Directors and the Hasbro, Inc. Stock Incentive Performance Plan (together, the "Plans") have been passed upon by Phillip H. Waldoks, Esq., Senior Vice President-- Corporate Legal Affairs. As of the date of this Registration Statement, Mr. Waldoks held options to purchase 58,475 shares of Common Stock under the Corporation's employee stock option plans.

Item 6.  Indemnification of Directors and Officers

     The Registrant is incorporated in Rhode Island. Under Section 7-1.1-4.1 of the Rhode Island Business Corporation Act, a Rhode Island corporation has the power, under specified circumstances, to indemnify its officers, directors, employees and agents against judgments, penalties, fines, settlements and reasonable expenses, including attorneys' fees, actually incurred by them in connection with any proceeding to which such persons were made parties by reason of the fact that such persons are or were directors, officers, employees or agents, if (a) such persons shall have acted in good faith, (b) they reasonably believed that their actions were in the best interests of the corporation (if such proceeding involves conduct in an official capacity with the corporation), and, (c) in criminal proceedings, had no reasonable cause to believe that their conduct was unlawful. The foregoing statement is subject to the detailed provisions of 7-1.1-4.1 of the Rhode Island Business Corporation Act.

     Article X of the By-Laws of the Registrant provides that the Registrant shall indemnify its directors and officers and certain other persons to the full extent permitted by Section 7-1.1-4.1 of the Rhode Island Business Corporation Act.

     Section 7-1.1-48 of the Rhode Island Business Corporation Act provides that articles of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 7-1.1-43 (relating to liability for unauthorized acquisitions or redemptions of, or dividends or distributions on, capital stock) of the Rhode Island Business Corporation Act or (iv) for any transaction from which the director derived an improper personal benefit (unless said transaction is permitted by Section 7-1.1-37.1 (relating to director conflicts of interest) of the Rhode Island Business Corporation Act). Article Thirteenth of the Registrant's Articles of Incorporation contains such a provision.


     Section 7-1.1-4.1(j) of the Rhode Island Business Corporation Act empowers a Rhode Island corporation to purchase and maintain insurance on behalf of its current and prior directors, officers, employees and agents against any liability incurred or asserted against them as a result of their official capacities, whether or not the corporation would have the power to indemnify such person against the insured liability under the provisions of such Section. The Registrant has a directors and officers liability insurance policy.

     The Registrant has entered into an indemnification agreement with each of its directors, whereby the Registrant has agreed to indemnify each such director for amounts which the director is legally obligated to pay, including judgments, settlements or fines (including certain related expenses to be advanced by the Registrant), due to any actual or alleged breach of duty, neglect, error, misstatement, misleading statement or other act or omission by a director in his capacity as a director, excluding claims (a) covered by the Registrant's directors and officers liability insurance policy, (b) for which the director is otherwise indemnified or reimbursed,
(c) relating to certain judgments or adjudications under which the director is liable for breaches of duty of loyalty, acts or omissions not in good faith or involving intentional misconduct or involving knowing violations of law, actions or certain transactions from which the director derives an improper personal benefit, (d) relating to the director's liability for accounting for profits under Section 16 of the Exchange Act, (e) in respect of remuneration, if found unlawful, and (f) as to which a final and non-appealable judgment has determined that payment to the director thereunder is unlawful.

Item 7.  Exemption from Registration Claimed

     Not Applicable

Item 8.  Exhibits

     4.0 Specimen Common Stock certificate (Incorporated by reference to Exhibit 1.0 to the Corporation's Form 8 amendment dated January 11, 1993 to the Corporation's Form 8-A dated June 25, 1971.)

     5.0       Opinion of Phillip H. Waldoks, Esq.

    24.1       Consent of Phillip H. Waldoks, Esq. (included in Exhibit
               5.0).

    24.2       Consent of Independent Auditors.

Item 9.  Undertakings

     (a)  Rule 415 Offering
          -----------------
     The undersigned Registrant hereby undertakes:


          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offerings of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b)  Filings Incorporating Subsequent
          --------------------------------
          Exchange Act Documents by Reference
          -----------------------------------

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  * * *


     (h)  Request for acceleration of effective date or
          ---------------------------------------------
          filing of registration statement on Form S-8
          --------------------------------------------

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                SIGNATURES
                                ----------

     The Registrant
     --------------
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, the State of New York, on May 17, 1995.

                                               HASBRO, INC. (Registrant)



                                               By: \s\ Alan G. Hassenfeld
                                                   ----------------------
                                                   Alan G. Hassenfeld
                                                   Chairman of the Board,
                                                   President and Chief
                                                   Executive Officer




                        POWER OF ATTORNEY
                        -----------------

     KNOW ALL MEN BY THESE PRESENTS, that the corporation whose signature appears above and each person whose signature appears below hereby constitutes and appoints Alan G. Hassenfeld, Harold P. Gordon, John T. O'Neill and Phillip H. Waldoks, and each of them, his, her or its attorneys-in-fact, each with full power of substitution and resubstitution, for him, her or it in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or any of them, or any substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


       Signature                      Capacity                      Date
       ---------                      --------                      ----

\s\ Alan G. Hassenfeld          Chairman of the Board,           May 17, 1995
----------------------------    President, Chief Executive
Alan G. Hassenfeld              Officer and Director
                                (Principal Executive Officer)


\s\ John T. O'Neil              Executive Vice President and     May 17, 1995
----------------------------    Chief Financial Officer
John T. O'Neill                 (Principal Financial and
                                Accounting Officer)

\s\ Barry J. Alperin
----------------------------            Director                 May 19, 1995
Barry J. Alperin

\s\ Alan R. Batkin
----------------------------            Director                 May 17, 1995
Alan R. Batkin

\s\ George R. Ditomassi, Jr.
----------------------------            Director                 May 18, 1995
George R. Ditomassi, Jr.

\s\ Harold P. Gordon
----------------------------            Director                 May 17, 1995
Harold P. Gordon

\s\ Alex Grass
----------------------------            Director                 May 19, 1995
Alex Grass

\s\ Sylvia K. Hassenfeld
----------------------------            Director                 May 19, 1995
Sylvia K. Hassenfeld

\s\ Claudine B. Malone
----------------------------            Director                 May 21, 1995
Claudine B. Malone

\s\ Morris W. Offit
----------------------------            Director                 May 23, 1995
Morris W. Offit

\s\ Norma T. Pace
----------------------------            Director                 May 17, 1995
Norma T. Pace

\s\ E. John Rosenwald, Jr.
----------------------------            Director                 May 19, 1995
E. John Rosenwald, Jr.


----------------------------            Director                 May   , 1995
Carl Spielvogel

\s\ Henry Taub
----------------------------            Director                 May 18, 1995
Henry Taub

\s\ Preston Robert Tisch
----------------------------            Director                 May 18, 1995
Preston Robert Tisch

\s\ Alfred J. Verrecchia
----------------------------            Director                 May 18, 1995
Alfred J. Verrecchia


----------------------------            Director                 May   , 1995
Paul Wolfowitz










	EXHIBIT INDEX




Exhibit No.                        Description
-----------                        -----------


   4.0 Specimen Common Stock certificate. (Incorporated by reference to Exhibit 1.0 to the Corporation's Form 8 amendment dated January 11, 1993 to the Corporation's Form 8-A dated June 25, 1971.)

   5.0           Opinion of Phillip H. Waldoks, Esq.

  24.1           Consent of Phillip H. Waldoks, Esq. (Included in
                 Exhibit 5.0)

  24.2           Consent of Independent Auditors.